Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 85 to Registration Statement No. 333-48456 on Form N-1A of our reports dated February 23, 2018, relating to the financial statements and financial highlights of the Portfolios listed on the attached Schedule A, each a Portfolio constituting Brighthouse Funds Trust I (the Trust), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2017, and to the references to us under the headings “Financial Highlights” or “Consolidated Financial Highlights” and “Annual/Semiannual Reports” in the Prospectuses and “Portfolio Holdings Disclosure Policy”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 26, 2018

Schedule A

Portfolio Name
AB Global Dynamic Allocation Portfolio
American Funds Balanced Allocation Portfolio
American Funds Growth Allocation Portfolio
American Funds Growth Portfolio
American Funds Moderate Allocation Portfolio
AQR Global Risk Balanced Portfolio
BlackRock Global Tactical Strategies Portfolio
BlackRock High Yield Portfolio
Brighthouse/Aberdeen Emerging Markets Equity Portfolio
Brighthouse/Artisan International Portfolio
Brighthouse/Eaton Vance Floating Rate Portfolio
Brighthouse/Franklin Low Duration Total Return Portfolio
Brighthouse/Templeton International Bond Portfolio
Brighthouse/Wellington Large Cap Research Portfolio
Brighthouse Asset Allocation 100 Portfolio
Brighthouse Balanced Plus Portfolio
Brighthouse Small Cap Value Portfolio
Clarion Global Real Estate Portfolio
ClearBridge Aggressive Growth Portfolio
Harris Oakmark International Portfolio
Invesco Balanced-Risk Allocation Portfolio
Invesco Comstock Portfolio
Invesco Small Cap Growth Portfolio
JPMorgan Core Bond Portfolio
JPMorgan Global Active Allocation Portfolio
JPMorgan Small Cap Value Portfolio
Loomis Sayles Global Markets Portfolio
MetLife Multi-Index Targeted Risk Portfolio
MFS Research International Portfolio
Morgan Stanley Mid Cap Growth Portfolio
Oppenheimer Global Equity Portfolio
PanAgora Global Diversified Risk Portfolio
PIMCO Inflation Protected Bond Portfolio
PIMCO Total Return Portfolio
Fidelity Institutional Asset Management Government Income Portfolio (formerly, Pyramis Government Income Portfolio)
Schroders Global Multi-Asset Portfolio

SSGA Growth and Income ETF Portfolio
SSGA Growth ETF Portfolio
TCW Core Fixed Income Portfolio
T. Rowe Price Large Cap Value Portfolio
T. Rowe Price Mid Cap Growth Portfolio
Victory Sycamore Mid Cap Value Portfolio (formerly, Invesco Mid Cap Value Portfolio)
Wells Capital Management Mid Cap Value Portfolio (formerly, Goldman Sachs Mid Cap Value Portfolio)